EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of MAF Bancorp, Inc. on Form S-4 of our report dated October 24, 2002 on the financial statements of Fidelity Bancorp, Inc. and to the reference to us under the heading "Experts" in the proxy statement/prospectus which is a part of the Registration Statement.



                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
April 18, 2003